Exhibit 99.1

News Release

Contact:

Juan José Orellana

Investor Relations

562-435-3666, ext. 111143

MOLINA HEALTHCARE PROVIDES FISCAL YEAR 2016

OUTLOOK AND GUIDANCE

LONG BEACH, California (February 11, 2016) – Molina Healthcare, Inc. (NYSE:MOH) today announced that it is providing its outlook and guidance for fiscal year 2016.

The following table presents the Company’s outlook for fiscal year 2016: (1)

Premium Revenue	$15.7B
Health Insurer Fee Revenue (2)	$335M
Premium Tax Revenue	$450M
Service Revenue	$550M
Investment and Other Income	$40M

Total Revenue	$17.0B

Total Medical Care Costs	$13.8B
Medical Care Ratio (3)	88.2%
Total Cost of Service Revenue	$490M

General & Administrative Expenses	$1.4B
G&A Ratio (4)	8.0%
Premium Tax Expense	$450M
Health Insurer Fee Expense	$220M
Depreciation & Amortization	$140M
Interest and Other Expense	$100M
Income Before Income Taxes	$460M
EBITDA (5)	$720M
Effective Tax Rate	56%
After Tax Margin	1.2%
Diluted Shares	58M
Diluted EPS	$3.50
Adjusted net income per share (5)	$3.86

(1)	All amounts are estimates; actual results may differ materially. See our risk factors as discussed in our Form 10-K and other filings.
(2)	Outlook assumes full reimbursement of the Health Insurer Fee and related tax effects in 2016.
(3)	Medical Care Ratio represents Medical Care Costs as a percentage of Premium Revenue.
(4)	G&A Ratio computed as a percentage of Total Revenue.
(5)	See reconciliation of non-GAAP financial measure on next page.

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MOH Provides Fiscal Year 2016 Outlook and Guidance

February 11, 2016

The Company uses two non-GAAP financial measures as supplemental metrics in evaluating its financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.

The first of these non-GAAP measures is earnings before interest, taxes, depreciation and amortization (EBITDA). The following table reconciles net income, which the Company believes to be the most comparable GAAP measure, to EBITDA:(1)

2016 Outlook
Net income	$202M
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	$161M
Interest expense	$100M
Income tax expense	$257M

EBITDA	$720M

The second of these non-GAAP measures is adjusted net income (including adjusted net income per diluted share). The Company believes that this non-GAAP financial measure helps investors better understand the impact that acquisitions have on our earnings, exclusive of non-cash charges. Effective as of January 1, 2016, the Company will no longer exclude amortization of convertible notes and lease financing obligations from its presentation of adjusted net income (and adjusted net income per share). The Company made this change because various capital transactions that it completed in 2015 reduced the Company’s relative reliance on convertible notes and lease financing as sources of capital. The Company believes that this change will enhance the comparability of this non-GAAP measure with the corresponding non-GAAP measure used by the Company’s competitors. The following table reconciles net income, which the Company believes to be the most comparable GAAP measure, to adjusted net income:(1) (2)

	2016 Outlook
	Dollars	Per Share
Net income	$202M	$3.50
Adjustments, net of tax:
Amortization of intangible assets	21M	0.36

Adjusted net income	$223M	$3.86

(1)	All amounts are estimates and subject to change.
(2)	Computation assumes 58 million diluted weighted average shares outstanding.

2016 Business Outlook and Investor Meeting

As has been the Company’s past practice, it will discuss its 2016 business outlook and strategy at its Investor Day Conference webcast and presentation to be held on February 11, 2016, at the Le Parker Meridien Hotel in New York City from 12:30 p.m. to 4:30 p.m. Eastern Time. The Company will webcast the presentations offered by its management team, which will be followed by question-and-answer sessions. A 30-day online replay of the Investor Day meeting will be available approximately one hour following the conclusion of the live webcast. A link to this webcast can be found on the Company’s website at molinahealthcare.com.

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MOH Provides Fiscal Year 2016 Outlook and Guidance

February 11, 2016

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 11 states across the nation and in the Commonwealth of Puerto Rico, Molina currently serves approximately 3.5 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s outlook and financial guidance for fiscal year 2016. Actual results could differ materially from the 2016 financial guidance due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited, to the following:

•	uncertainties and evolving market and provider economics associated with the implementation of the Affordable Care Act, the Medicaid expansion, the insurance marketplaces, the effect of various implementing regulations, and uncertainties regarding the Medicare-Medicaid dual eligible demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;

•	management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations, and our ability to reduce over time the high medical costs commonly associated with new patient populations;

•	federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and conflicting interpretations thereof;

•	the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•	the success of our new health plan in Puerto Rico, including the successful resolution of the Puerto Rico debt crisis and the payment of all amounts due under our Medicaid contract;

•	specialty drugs or generic drugs that are exorbitantly priced but not factored into the calculation of our capitated rates;

•	significant budget pressures on state governments and their potential inability to maintain current rates, to implement the rate increases we expect and project for 2016, or to maintain existing benefit packages or membership eligibility thresholds or criteria, including the resolution of the Illinois budget impasse and continued payment of our Illinois health plan;

•	the accurate estimation of incurred but not reported or paid medical costs across our health plans;

•	retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments;

•	efforts by states to recoup previously paid amounts;

•	the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states;

•	the continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;

•	complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•	government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;

•	changes with respect to our provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by our health plan subsidiaries;

•	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable resolution of litigation, arbitration, or administrative proceedings;

•	the relatively small number of states in which we operate health plans;

•	the effect on our Los Angeles County subcontract of Centene’s acquisition of Health Net;

•	the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;
•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments;

•	newly emergent viruses or widespread epidemics, including the Zika virus, and associated public alarm;

•	changes in general economic conditions, including unemployment rates;

•	the sufficiency of our funds, on hand to pay the amounts due upon conversion of our outstanding notes;

•	increasing competition and consolidation in the Medicaid industry;

and numerous other risks, including those discussed under Item 1A in the Company’s annual report on Form 10-K, as well as the risk factors and cautionary statements in the Company’s other periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we can give no assurances that the Company’s 2016 projections or other forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by the Company’s forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 11, 2016, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.

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